EXHIBIT 99.1

GEE Group Director and Renowned Economist Dr. Arthur B. Laffer to Receive the Presidential Medal of Freedom from President Trump Today in the Oval Office

Jacksonville, FL, June 19, 2019/Accesswire – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced that influential economist and GEE Group Board Member, Dr. Arthur B. Laffer, will receive the Presidential Medal of Freedom from President Donald J. Trump today in a private ceremony in the Oval Office of the White House. This prestigious award is the Nation’s highest civilian honor bestowed upon individuals for especially meritorious contribution to the security or national interests of the United States, to world peace, or to cultural or other significant public or private endeavors.

Dr. Laffer is widely considered the “Father of Supply-Side Economics” and is one of the most famous economists in American history. He is best known for the “Laffer Curve” (first sketched on a napkin in 1974), which illustrates that tax cuts could actually increase tax revenue by spurring economic growth. This economic theory establishes the strong incentive effects of lower tax rates that spur investment, production, jobs, wages, economic growth and tax compliance.

Among the accomplishments in his distinguished career, Arthur Laffer served as the first Chief Economist of the Office of Management and Budget, a top economic advisor to President Ronald Reagan, and as a consultant to the Department of the Treasury and Department of Defense.

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are most proud of Dr. Laffer as the recipient of this esteemed award given to him by President Trump for his outstanding public service and economic contributions to our country. GEE Group is fortunate to have him on the Board of Directors and appreciates the vast experience on business matters that he brings to the Company.”

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Certes.

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@genp.com

SOURCE: GEE Group Inc.

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